Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Arch Chemicals, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes (included in FASB ASC Topic 740, Income Taxes) in 2007.

/s/ KPMG LLP

Stamford, CT

November 8, 2010